Exhibit 5.1

Akerman LLP
Three Brickell City Centre
98 Southeast Seventh Street
Suite 1100
Miami, FL 33131

T: 305 374 5600
F: 305 374 5095

May 31, 2024

The GEO Group, Inc.

4955 Technology Way

Boca Raton, Florida 33431

Re:  Form S-4 Shelf Registration Statement of The GEO Group, Inc.

Ladies and Gentlemen:

We have acted as counsel to The GEO Group, Inc., a Florida corporation (the “Company”) in connection with that certain registration statement on Form S-4 (the “Registration Statement”) filed by the Company and certain subsidiaries of the Company under the Securities Act of 1933, as amended (the “Act”) relating to the issuance of the Company’s 8.625% Senior Secured Notes due 2029 (the “Exchange Secured Notes”) and the Company’s 10.25% Senior Notes due 2031 (the “Exchange Unsecured Notes” and collectively with the Exchange Secured Notes, the “Exchange Notes”) and the full and unconditional guarantees as to the payment of principal and interest on the Exchange Secured Notes as set forth in Article Ten of the Secured Notes Indenture referred to below (the “Exchange Secured Note Guarantees”) and the full and unconditional guarantees as to the payment of principal and interest on the Exchange Unsecured Notes as set forth in Article Ten of the Unsecured Notes Indenture referred to below (the “Exchange Unsecured Note Guarantees” and collectively with the Exchange Secured Note Guarantees, the “Exchange Note Guarantees” ) by each of the other entities listed in the Registration Statement as Subsidiary Guarantors (the “Subsidiary Guarantors”). Pursuant to the prospectus forming a part of the Registration Statement (the “Prospectus”), the Company is offering to exchange in the exchange offer (the “Exchange Offer”) up to $650,000,000 aggregate principal amount of Exchange Secured Notes for a like amount of its outstanding 8.625% Senior Secured Notes due 2029 issued on April 18, 2024 (the “Old Secured Notes”) and up to $625,000,000 aggregate principal amount of Exchange Unsecured Notes for a like amount of its outstanding 10.25% Senior Notes due 2031 issued on April 18, 2024 (the “Old Unsecured Notes” and collectively with the Old Secured Notes, the “Old Notes”), which have not been registered under the Act, to exchange the Exchange Secured Note Guarantees for the full and unconditional guarantees as to the payment of principal and interest on the Old Secured Notes by the Subsidiary Guarantors and to exchange the Exchange Unsecured Note Guarantees for the full and unconditional guarantees as to the payment of principal and interest on the Old Unsecured Notes by the Subsidiary Guarantors. The Exchange Notes and the Exchange Note

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Guarantees will be registered under the Act as set forth in the Registration Statement and will be issued upon consummation of the Exchange Offer pursuant to the Indenture, dated as of April 18, 2024 (the “2029 Indenture”), among the Company, the Subsidiary Guarantors and Ankura Trust Company, LLC, as trustee (the “Trustee”) and collateral agent and the Indenture, dated as of April 18, 2024 (the “2031 Indenture” and, together with the 2029 Indenture, the “Indentures”), among the Company, the Subsidiary Guarantors and the Trustee.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated.

In connection with issuing this opinion letter, we have reviewed originals or copies of the following documents:

(1)	the Registration Statement and the Prospectus;

(2)	the Indentures, including the form of the Exchange Note Guarantees (collectively the “Indentures”);

(3)	specimens of the Exchange Notes (the “Specimens,” and collectively with the Indentures, the “Opinion Documents”);

(4)

the organizational documents of the Company and of those subsidiaries of the Company listed on Exhibit “A” to this opinion letter (which subsidiaries of the Company are sometimes collectively referred to herein as the “Florida, Colorado, Delaware, New Jersey and Texas Subsidiaries”), as presently in effect;

(5)

certain resolutions adopted by the board of directors of the Company and by the board of directors or managers, as applicable, of the Florida, Colorado, Delaware, New Jersey and Texas Subsidiaries relating to the Exchange Offer, the Registration Statement and related matters; and

(6)

Certificates of Good Standing for the Company and for each of the Florida, Colorado, Delaware, New Jersey and Texas Subsidiaries issued by the States of Florida, Colorado, Delaware, New Jersey and Texas (the “Certificates of Good Standing”).

We have also examined the originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Subsidiary Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and the Subsidiary Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate to form the basis for the opinions set forth herein. Further, with your consent, we have relied upon, and assumed the accuracy of, the factual statements contained in the Opinion Documents and the Registration Statement.

In rendering the opinions set forth herein, we have relied, without investigation, on each of the following assumptions: (a) the legal capacity of each natural person to take all actions required of each such person in connection with the Exchange Offer; (b) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (c) the legal existence of each party to the Opinion Documents (other than the Company and each of the Florida, Colorado, Delaware, New Jersey and Texas Subsidiaries); (d) the entity power of each party to the Opinion Documents (other than the Company and each of the Florida, Colorado, Delaware, New Jersey and Texas Subsidiaries) to execute, deliver and perform the Opinion Documents and to do each other act done or to be done by such party; (e) the authorization, execution and delivery by each party (other than the Company and each of the Florida, Colorado, Delaware, New Jersey and Texas Subsidiaries) of each document executed and delivered or to be executed and delivered in connection with the Opinion Documents by such party; (f) that each of the Opinion Documents are or will be a legal, valid and binding obligation of each party, other than the Company and the Subsidiary Guarantors, enforceable against each such party in accordance with its terms; (g) the execution, delivery and performance by each of the parties to the Opinion Documents does not: (i) violate any law, rule or regulation applicable to it (other than New York, Florida and federal laws, rules and regulations), or (ii) except with respect to any documents or agreements filed as an exhibit to the Registration Statement (or any report incorporated by reference into the Registration Statement), result in any conflict with, or breach any agreement or document binding upon it; (h) no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by any of the Company or the Subsidiary Guarantors of any Opinion Document to which it is a party or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect; and (i) as to matters of fact, the truthfulness of the factual statements made in the Opinion Documents and the Registration Statement and in the certificates of public officials and officers of the Company and the Subsidiary Guarantors.

When used in this opinion letter, the term “Applicable Laws” means the New York, Florida, and federal laws, rules and regulations that a New York or Florida counsel exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Subsidiary Guarantors or the Opinion Documents; provided, however, that Applicable Laws does not include any law, rule or regulation that is applicable to the Company, the Subsidiary Guarantors or the Opinion Documents solely because such law, rules or regulation is part of a regulatory regime applicable to any party to any Opinion Documents or any of its affiliates due to the specific assets or business of such party or affiliate. Further, “Applicable Laws” with respect to the Florida, Colorado, Delaware, New Jersey and Texas Subsidiaries also includes the Colorado Corporations and Associations Act, the Colorado Business Corporation Act, the Colorado Limited Liability Company Act, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act, the New Jersey Revised Uniform Limited Liability Company Act, and the Texas Business Organizations Code. Based upon and subject to the foregoing, and subject to the qualifications set forth below, it is our opinion that:

1.	The Company is a Florida corporation that is validly existing and in good standing under Florida law;

2.

Based solely on the Certificates of Good Standing, each of the Florida, Colorado, Delaware, New Jersey and Texas Subsidiaries is a corporation, limited partnership or limited liability company, as applicable, validly existing and in good standing under the laws of their respective jurisdiction of organization with respect to the Florida, Colorado, Delaware and New Jersey Subsidiaries, and validly existing and its right to transact business in Texas is intact with respect to the Texas Subsidiaries;

3.	The Company has the corporate power to execute and deliver the Opinion Documents to which it is a party and to perform its respective obligations thereunder;

4.

Each of the Florida, Colorado, Delaware, New Jersey and Texas Subsidiaries has the entity power to execute and deliver the Opinion Documents to which it is a party and to perform its respective obligations thereunder;

5.	The Company has authorized the execution, delivery and performance of the Opinion Documents to which it is a party by all necessary corporate action;

6.

Each of the Florida, Colorado, Delaware, New Jersey and Texas Subsidiaries has authorized the execution, delivery and performance of the Opinion Documents to which it is a party by all necessary corporate, limited partnership or limited liability company action;

7.	The Indentures have been executed and delivered by the Company and by each of the Florida, Colorado, Delaware, New Jersey and Texas Subsidiaries;

8.	Each of the Indentures is a legal, valid and binding obligation of the Company and each of the Subsidiary Guarantors, enforceable against each such party in accordance with its terms;

9.

The Exchange Notes have been duly authorized, and when the Exchange Notes have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the terms of the applicable Indenture and, if and when issued upon consummation of the Exchange Offer as set forth in the Registration Statement, the Exchange Notes will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefit of the Indentures; and

10.

When the Exchange Notes have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the terms of the applicable Indenture and, if and when issued upon consummation of the Exchange Offer as set forth in the Registration Statement, each Exchange Note Guarantee will be the legal, valid and binding obligation of the Subsidiary Guarantor which issued such Exchange Note Guarantee, enforceable against such Subsidiary Guarantor in accordance with its terms.

Each of our opinions are subject to the following qualifications: (i) our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and transfer, or similar laws affecting the rights of creditors’ generally; (ii) our opinions are subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and regardless of whether such enforceability is considered in a proceeding at law or in equity; and (iii) our opinions are limited to Applicable Law (and we do not express any opinion herein concerning any other laws). However, with respect to opinions 8, 9 and 10, we have, without any investigation on our part, assumed the accuracy, and to the extent necessary in connection with the opinions contained herein, relied upon the opinions dated as of the date hereof furnished to you by: (i) Dorsey & Whitney LLP, as to matters of Alaska law; (ii) Foley Hoag LLP, as to matters of Massachusetts law; (iii) Latsha Davis & Marshall, P.C., as to matters of Pennsylvania law; and (iv) Holland & Hart LLP, as to matters of Wyoming law (collectively, the “Local Counsel Opinions”), and our opinions regarding the Subsidiary Guarantors who are the subject to the Local Counsel Opinions are subject to the same assumptions, qualifications and limitations with respect to matters of Alaska, Massachusetts, Pennsylvania and Wyoming as are expressed in each such Local Counsel Opinion.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished to you in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion letter with the Securities and Exchange Commission in connection with the filing of the Registration Statement referred to above. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission issued thereunder.

Very truly yours,

/s/ Akerman LLP

AKERMAN LLP

EXHIBIT “A”

“FLORIDA, COLORADO, DELAWARE, NEW JERSEY AND TEXAS SUBSIDIARIES”

Name of Subsidiary	State of Organization
Arapahoe County Residential Center, LLC	Colorado
B.I. Incorporated	Colorado
Behavioral Acquisition Corp.	Delaware
Behavioral Holding Corp.	Delaware
BI Mobile Breath, Inc.	Delaware
BII Holding Corporation	Delaware
BII Holding I Corporation	Delaware
Broad Real Estate Holdings LLC	Delaware
CCMAS LLC	Delaware
CEC Intermediate Holdings LLC	Delaware
CEC Parent Holdings LLC	Delaware
CEC Staffing Solutions LLC	New Jersey
CiviGenics-Texas, Inc.	Texas
Clearstream Development LLC	Delaware
Community Corrections, LLC	Colorado
Community Education Centers, Inc.	Delaware
Cornell Companies, Inc.	Delaware
Cornell Corrections Management, LLC	Delaware
Cornell Corrections of Rhode Island, Inc.	Delaware
Cornell Corrections of Texas, Inc.	Delaware
Correctional Properties Prison Finance, LLC	Delaware

Name of Subsidiary	State of Organization
Correctional Properties, LLC	Delaware
Correctional Services Corporation, LLC	Delaware
Correctional Systems, LLC	Delaware
CPT Limited Partner, LLC	Delaware
CPT Operating Partnership L.P.	Delaware
GEO Acquisition II, Inc.	Delaware
GEO Care LLC	Delaware
GEO CC3 Inc.	Delaware
GEO Corrections Holdings, Inc.	Florida
GEO CPM, Inc.	Delaware
GEO Holdings I, Inc.	Delaware
GEO International Services, Inc.	Delaware
GEO Leasing, LLC	Florida
GEO Management Services, Inc.	Delaware
GEO MCF LP, LLC	Delaware
GEO Operations, Inc.	Florida
GEO RE Holdings LLC	Delaware
GEO Reentry Services, LLC	Florida
GEO Reentry, Inc.	Delaware
GEO Secure Services, LLC	Florida
GEO Transport, Inc.	Florida
GEO/DEL/R/02, Inc.	Delaware
GEO/DEL/T/02, Inc.	Delaware
Highpoint Investments LLC	Delaware

Name of Subsidiary	State of Organization
MCF GP, LLC	Delaware
Municipal Corrections Finance, L.P.	Delaware
Protocol Criminal Justice, Inc.	Florida
Public Properties Development and Leasing LLC	Delaware
WBP Leasing, LLC	Delaware